UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2025 (March 12, 2025)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2025, the Company and Pluri Biotech Ltd., a wholly owned subsidiary of the Company (the “Purchaser”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), effective as of March 12, 2025, with Chutzpah Holdings Limited, a company wholly owned by Mr. Alejandro Weinstein, a director of the Company (“Mr. Weinstein” or the “Investor”), and Plantae Bioscience Ltd., a corporation controlled by the Investor (collectively, the “Seller”), pursuant to which the Seller will (i) sell to the Purchaser 400,000 ordinary shares and 175,000 preferred seed-1 shares, representing approximately 71.1% of the equity of Kokomodo (on a fully diluted basis) (the “Purchased Shares”), and (ii) transfer, assign and convey in favor of the Purchaser a convertible loan, pursuant to an assignment and assumption agreement (the “Assignment Agreement”), reflecting a principal aggregate amount of $0.5 million (together with the Purchased Shares, the “Purchased Interests” and such transactions are referred to as the “Kokomodo Transaction”).

In consideration for the sale, transfer and conveyance of the Purchased Interests, the Company will pay the Seller an aggregate purchase price of $4.5 million, payable in 976,139 common shares of the Company (the “Consideration Shares”), which as of January 23, 2025, represented 12.14% of the Company’s issued and outstanding share capital on a fully diluted basis after the deemed issuance of the Consideration Shares (but excluding any securities issuable in connection with a Securities Purchase Agreement entered into on January 23, 2025, between the Company and a Company wholly owned beneficially by the Investor).

The Share Purchase Agreement contains customary representation and warranties, agreements of the Purchaser and Seller and customary indemnification, registration rights and obligations of the parties. With respect to Company’s indemnity obligations, save for fraud, the Company’s indemnity will be limited to the value of the transaction and may be discharged by issuing additional common shares (the “Indemnity Shares”), unless elected by Company to discharge such obligations in cash. In the event of the issuance of any Indemnity Shares, the Seller will be entitled to piggyback registration rights with respect to such Indemnity Shares. With respect to Seller’s indemnity obligations, save for fraud and a breach of Seller’s fundamental representations, the Seller’s indemnity obligation will be limited to 15% of the value of the Kokomodo Transaction, and shall be made by forfeiture of an equivalent number of Consideration Shares, unless Seller elects (or does not have sufficient shares of Company) to discharge such obligations in cash.

The Company also agreed to execute leak-out agreements (the “Leak-Out Agreement”), pursuant to which the Seller agreed to sell, dispose or otherwise transfer the Consideration Shares on the Nasdaq Capital Market or the Tel Aviv Stock Exchange, subject to certain limitations and restrictions for a period commencing on the date of closing of the Kokomodo Transaction and ending on the earlier of (i) 36 months, (ii) the time when the Seller holder holds less than 10% of the outstanding shares of the Company or (iii) the occurrence of a breach of the Company’s commitment to register the Consideration Shares under the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, the Share Purchase Agreement provides for a $1,500,000 breakup fee (the “Breakup Fee”), as a sole remedy (except for cases of fraud) in the event that the Kokomodo transaction under the Share Purchase Agreement is not consummated by May 23, 2025, as may be extended under certain terms by additional 90 days, but no later than July 23, 2025, for any reason other than due to certain defaults, breaches and/or the failure to perform certain undertakings by the Seller, as further described in the Share Purchase Agreement (provided that a termination notice and cure periods were provided in accordance with its terms thereof). The Breakup Fee shall be paid as follows: $1,000,000 shall be payable to Seller in consideration for the sale of the most senior class Company shares held by Seller, reflecting a valuation of $6,000,000; and $500,000 shall be invested in the Company by form of a Simple Agreement For Future Equity (“SAFE”), providing a 20% discount of the price per share set in connection with a trigger event for conversion of the SAFE into equity of Kokomodo and a pre-money valuation cap of $5,500,000 in connection with such conversion.

The closing of the Kokomodo Transaction is subject to, among other conditions, the completion of customary closing conditions, compliance with any regulatory and corporate approvals, including receipt of shareholder approval.

The securities issued with respect to the Kokomodo Transaction are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 903 of Regulation S promulgated thereunder. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Share Purchase Agreement, Assignment Agreement and Leak-Out Agreement are qualified in their entirety by reference to the full text of the form of Share Purchase Agreement, form of Assignment Agreement and form of Leak-Out Agreement, copies of which are filed as 10.1, 10.2, and 99.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Share Purchase Agreement
10.2	Form of Assignment and Assumption Agreement
99.1	Form of Leak-Out Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Safe Harbor Statement

This Current Report on Form 8-K contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, the Company is using forward-looking statements when it discusses the expected closing of the Kokomodo Transaction; that the Kokomodo Transaction will be compliant with any regulatory and corporate approvals, including shareholder approval; and the potential implications and transactions that may occur in case that the transactions under the Share Purchase Agreement are not consummated. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements about the Company: the conditions to the closing of the Kokomodo Transaction, including shareholder approval, may not be met; changes in technology and market requirements; the Company may encounter delays or obstacles in launching and/or successfully completing its clinical trials, if necessary; the Company’s products may not be approved by regulatory agencies; the Company’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; the Company may be unable to retain or attract key employees whose knowledge is essential to the development of its products; unforeseen scientific difficulties may develop with the Company’s processes; the Company’s products may wind up being more expensive than it anticipates; results in the laboratory may not translate to equally good results in real clinical settings; the Company’s patents may not be sufficient; the Company’s products may harm recipients or consumers; changes in legislation with an adverse impact; inability to timely develop and introduce new technologies, products and applications; and loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: March 13, 2025	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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